SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2007

02 SECURE WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Georgia	001-32882	45-0526044
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer Identification
incorporation)	Number)

4898 South Old Peachtree Road, Suite 150
Norcross, GA 30071
(Address of Principal Executive Offices)

(678) 942-0684
(Issuer’s telephone number)

3300 Holcomb Bridge Rd., Suite 226
Norcross, Georgia 30092
(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 24, 2007, O2 Secure Wireless, Inc. (the “Company”) entered into a new Employment Agreement with T. Scott Conley as Chief Executive Officer.  The new employment agreement, which is for a term expiring on February 24, 2012, provides for the payment of a fixed salary to Mr. Conley of $80,000 for the year ending December 31, 2007, with annual increases of at least $5,000.  This new agreement removes the lockup provision in Mr. Conley’s old employment agreement, which limited the amount of shares of common stock that Mr. Conley could sell at one time to no more than 20% of the average trading volume of the Company’s common stock for four weeks prior to the start of the calendar quarter.

The agreement also grants Mr. Conley, as additional compensation, options to purchase 600,000 shares of common stock of the Company pursuant to Section 422 of the Internal Revenue Code of 1986 and the Company’s Incentive Compensation Plan, if any.  Additionally, commencing on January 1, 2008, the Board of Directors shall at least once during each year consider granting Mr. Conley additional options.

Upon any change of control (as defined in the agreement) during the term of Mr. Conley’s employment, Mr. Conley shall receive a bonus equal to two percent (2%) of the total value of the consideration actually paid in connection with same (whether such consideration is paid to the Company or its shareholders, or both).  In the event of any secondary public offering during the term of Mr. Conley’s employment pursuant to which a total of at least Twenty Million Dollars ($20,000,000) is raised, Mr. Conley shall receive a cash sum in the amount of Fifty Thousand Dollars ($50,000.00) payable within thirty (30) days after the completion of such secondary public offering.

Mr. Conley is also entitled to

•                  Annual cash bonus in an amount to be determined by the Board of Directors,

•                  Four weeks paid vacation during each year of his employment,

•                  A car allowance of $250.00 per month,

•                  Other benefits made available to all of the Company’s employees as a group.

The employment agreement with Mr. Conley may be terminated by the Company for cause (as set forth in the agreement), by Mr. Conley for good reason (as defined in the agreement) or upon Mr. Conley’s death or disability.  If the Company terminates the agreement for cause or if Mr. Conley terminates the agreement other than for good reason, he is entitled to an amount equal to the sum of (1) his base salary, which has accrued but not yet paid as of the date of termination, including any base salary the payment of which has been deferred, plus any accrued but unpaid interest thereon (“Accrued Base Salary”); (2) his annual bonus earned but not yet paid with respect to the year ended prior to the date of termination (“Accrued Annual Bonus”); and (3) the amount of reimbursable expenses (defined in the agreement) which have been incurred by Mr. Conley but have not yet been reimbursed by the Company as of the date of termination, including any reimbursable expenses the reimbursement of which has been deferred, plus any accrued but unpaid interest thereon (“Incurred Expenses”).  In the event the agreement is terminated for cause, Mr. Conley shall not be entitled to receive the Prorata Annual Bonus (defined below) or severance package.

If the Company terminates the agreement for disability (as defined in the agreement) or upon Mr. Conley’s death, Mr. Conley is entitled to an amount equal to the sum of his (1) Accrued Base Salary, (2) Accrued Annual Bonus, (3) Incurred Expenses, and (4) the product of (a) the amount of the annual bonus to which Mr. Conley would have been entitled if he had been employed by the Company on the last day of the year that includes the date of termination and if Mr. Conley had fully achieved his performance goals for such year, multiplied by (b) a fraction of which the numerator is the number of days which have elapsed in such year through the date of termination and the denominator is 365 (“Prorata Annual Bonus”).  In the event the agreement is terminated due to death or disability, Mr. Conley shall not be entitled in such event to a severance package.

In the event the Company terminates Mr. Conley without cause or Mr. Conley terminates the agreement for good reason, Mr. Conley shall be entitled to (1) the sum of his Accrued Base Salary, Accrued Annual Bonus, Incurred Expenses, and Prorata Annual Bonus; (2) unvested benefits under any plan or program sponsored by the Company which are forfeited due to Mr. Conley’s employment being terminated, including, for example, payment for all unused vacation days, which payment shall be calculated as the product of (a) the number of such unused vacation days, multiplied by (b) a fraction of which the numerator is the sum of Mr. Conley’s base salary as of the date of termination and maximum annual bonus applicable to the year in which the termination occurs and the denominator is 365 (“Annualized Total Compensation”); (3)

150% of the total amount of Mr. Conley’s Annualized Total Compensation (as in effect immediately prior to the date of termination), which shall be placed in a “rabbi trust” by the Company to be disbursed in equal monthly installments over the course of eighteen months following the date of termination (“Severance Period”); (4) the continuation of the benefits (or, if such benefits are not available, the after-tax economic equivalent thereof) during the Severance Period to which Mr. Conley was entitled immediately prior to the date of termination (including, at a minimum, full family medical and dental insurance coverage paid entirely by Company); and (5) a lump-sum amount in immediately available funds of any amount then payable to Mr. Conley as tax gross up payment.

The agreement also contains customary provisions protecting the confidentiality of the Company’s proprietary information and provides that Mr. Conley may not compete with the Company during the term of the agreement and for one year thereafter.

Effective February 24, 2007, the Company entered into a new Employment Agreement with Craig C. Sellars as Chief Technology Officer.  The new employment agreement, which is for a term expiring on February 24, 2012, provides for the payment of a fixed salary to Mr. Sellars of $80,000 for the year ending December 31, 2007, with annual increases of at least $2,000.  Commencing on January 1, 2008, the Board of Directors shall at least once during each year consider granting Mr. Sellars options.

Upon any change of control (as defined in the agreement) during the term of Mr. Sellar’s employment, Mr. Sellars shall receive a bonus equal to two percent (2%) of the total value of the consideration actually paid in connection with same (whether such consideration is paid to the Company or its shareholders, or both).  In the event of any secondary public offering during the term of Mr. Sellars’s employment pursuant to which a total of at least Twenty Million Dollars ($20,000,000) is raised, Mr. Sellars shall receive a cash sum in the amount of Twenty Thousand Dollars ($20,000.00) payable within thirty (30) days after the completion of such secondary public offering.

Mr. Sellars is also entitled to

•                  Annual cash bonus in an amount to be determined by the Board of Directors,

•                  Four weeks paid vacation during each year of his employment,

•                  Other benefits made available to all of the Company’s employees as a group.

The employment agreement with Mr. Sellars may be terminated by the Company for cause (as set forth in the agreement), by Mr. Sellars for good reason (as defined in the agreement) or upon Mr. Sellars’s death or disability.  If the Company terminates the agreement for cause or if Mr. Sellars terminates the agreement other than for good reason, he is entitled to an amount equal to the sum of (1) his Accrued Base Salary; (2) his Accrued Annual Bonus; and (3) Incurred Expenses.   In the event the agreement is terminated for cause, Mr. Sellars shall not be entitled to receive the Prorata Annual Bonus or severance package.

If the Company terminates the agreement for disability (as defined in the agreement) or upon Mr. Sellars’s death, Mr. Sellars is entitled to an amount equal to the sum of his (1) Accrued Base Salary, (2) Accrued Annual Bonus, (3) Incurred Expenses, and (4) Prorata Annual Bonus.  In such event Mr. Sellars shall not be entitled to a severance package.

In the event the Company terminates Mr. Sellars without cause or Mr. Sellars terminates the agreement for good reason, Mr. Sellars shall be entitled to (1) the sum of his Accrued Base Salary, Accrued Annual Bonus, Incurred Expenses, and Prorata Annual Bonus; (2) Annualized Total Compensation and the denominator is 365; (3) 150% of the total amount of Mr. Sellars’s Annualized Total Compensation (as in effect immediately prior to the date of termination), which shall be placed in a “rabbi trust” by the Company to be disbursed in equal monthly installments over the course of the Severance Period; (4)  the continuation of the benefits (or, if such benefits are not available, the after-tax economic equivalent thereof) during the Severance Period to which Mr. Sellars was entitled immediately prior to the date of termination (including, at a minimum, full family medical and dental insurance coverage paid entirely by Company); and (5) a lump-sum amount in immediately available funds of any amount then payable to Mr. Sellars as tax gross up payment.

The agreement also contains customary provisions protecting the confidentiality of the Company’s proprietary information and provides that Mr. Sellars may not compete with the Company during the term of the agreement and for one year thereafter.

In connection with the approval of the employment agreement of Mr. Sellars, the Board of Directors agreed to waive any lock-up provisions regarding Mr. Sellars’s shares.

The foregoing summary of Mr. Conley’s employment and Mr. Sellars’s employment are qualified by reference to their employment agreements, which are attached hereto as Exhibits 10.1 and 10.3 and are incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits:

10.1         Employment Agreement dated February 24, 2007 between the Company and T. Scott Conley

10.3         Employment Agreement dated February 24, 2007 between the Company and Craig C. Sellars

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

02 SECURE WIRELESS, INC.

/s/ T Scott Conley

Date: March 1, 2007	T. Scott Conley, Chief Executive Officer